Exhibit 10.1

THIRD AMENDED AND RESTATED INVESTMENT ADVISORY
AND MANAGEMENT AGREEMENT
BETWEEN
ARES STRATEGIC INCOME FUND
AND
ARES CAPITAL MANAGEMENT LLC

This Third Amended and Restated Investment Advisory and Management Agreement (this “Agreement”), dated as of September 12, 2024, is made by and between Ares Strategic Income Fund, a Delaware statutory trust (the “Fund”), and Ares Capital Management LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Fund is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, on November 22, 2022, the Fund and the Adviser entered into an Investment Advisory and Management Agreement, pursuant to which the Adviser agreed to furnish investment advisory services to the Fund (the “Initial Agreement”), on March 3, 2023, the Fund and the Adviser entered into the Amended and Restated Investment Advisory and Management Agreement, which amended and restated the Initial Agreement in its entirety (the “First Amended Agreement”), and on May 25, 2023, the Fund and the Adviser entered into the Second Amended and Restated Investment Advisory and Management Agreement, which amended and restated the First Amended Agreement in its entirety (the “Second Amended Agreement”); and

WHEREAS, the Fund and the Adviser desire to amend and restate the Second Amended Agreement in its entirety.

NOW, THEREFORE, the parties hereby agree that the Second Amended Agreement is hereby amended and restated in its entirety to read as follows (and that the Second Amended Agreement shall be of no further force and effect whatsoever after the date hereof):

1.            Duties of the Adviser.

(a)            The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Fund’s board of trustees (the “Board”), for the period and upon the terms herein set forth, in accordance with:

(i)            the investment objective, policies and restrictions that are set forth in the Fund’s Registration Statement on Form N-2, as the same shall be amended from time to time (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”);

(ii)           the Investment Company Act; and

(iii)          all other applicable federal and state laws, rules and regulations, and the Fund’s Fourth Amended and Restated Declaration of Trust (as it may be amended and/or restated from time to time, the “Declaration of Trust”) and the Second Amended and Restated Bylaws (as they may be amended and/or restated from time to time (the “Bylaws”).

Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i)            determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes;

(ii)           identify, evaluate and negotiate the structure of the investments made by the Fund;

(iii)          close and monitor the Fund’s investments;

(iv)         determine the securities and other assets that the Fund will purchase, retain, or sell;

(v)          perform due diligence on prospective and existing portfolio companies;

(vi)          provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds; and

(vii)         upon request by an official or agency administering the securities laws of a state (a “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to the Fund’s shareholders pursuant to this Agreement, any registration statement filed with the SEC and applicable federal and state law.

(b)            The Adviser has a fiduciary responsibility and duty to the Fund for the safekeeping and use of all the funds and assets of the Fund, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets except for the exclusive benefit of the Fund. The Adviser shall not contract away any fiduciary obligation owed by the Adviser to the Fund’s shareholders under common law.

(c)            The Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund determines to incur debt financing, the Adviser will arrange for such financing on the Fund’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.

(d)            The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(e)            Subject to the requirements of the Investment Company Act, and any applicable guidance, interpretation or relief of the SEC or its staff, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in providing the investment advisory services required to be provided by the Adviser under Section 1(a) hereof. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Fund’s investment objectives and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Fund, subject to the oversight of the Adviser and the Fund. The Adviser, and not the Fund, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law. Nothing in this subsection (e) will obligate the Adviser to pay any expenses that are the expenses of the Fund under Section 2 hereof.

(f)            The Adviser, and any Sub-Adviser, shall for all purposes herein provided each be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(g)            The Adviser shall keep and preserve, for the period required by the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records with respect to the Fund’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund’s request, provided that the Adviser may retain a copy of such records.

2.            Fund Responsibilities and Expenses Payable by the Fund.

(a)            All investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory services required to be provided by the Adviser under Section 1(a) hereof, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund. The Fund will bear all costs and expenses of its operations and transactions, including those relating to:

(i)            “organization and offering expenses” of the Fund associated with this offering, as provided for in Conduct Rule 2310(a)(12) of the Financial Industrial Regulatory Authority, but excluding any shareholder servicing and/or distribution fees;

(ii)           calculating the Fund’s net asset value (including the cost and expenses of any independent valuation firms or pricing services);

(iii)          expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments (including the cost of consultants hired to develop information technology systems designed to monitor the Fund’s investments) and performing due diligence on its prospective portfolio companies;

(iv)          interest payable on debt, if any, incurred to finance the Fund’s investments;

(v)          offerings of the Fund’s common shares of beneficial interest (“Shares”) and the Fund’s other securities;

(vi)         the costs of effecting any repurchases of the Shares and the Fund’s other securities, if any;

(vii)        investment advisory fees, including management fees and incentive fees, payable under this Agreement to the Adviser;

(viii)       administration fees, if any, payable under the Administration Agreement (the “Administration Agreement”) between the Fund and Ares Operations LLC or any successor thereto (the “Administrator”), the Fund’s administrator;

(ix)          fees payable, if any, under any intermediary manager or selected intermediary agreements;

(x)           shareholder servicing and/or distribution fees payable under the Fund’s Distribution and Shareholder Servicing Plan adopted pursuant to Rule 12b-1 under the 1940 Act;

(xi)          fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments (including payments to third party vendors for financial information services);

(xii)         transfer agent, escrow agent and custodial fees and expenses;

(xiii)        federal and state registration fees;

(xiv)       all costs of registration and listing the Fund’s Shares or any other securities on any securities exchange;

(xv)         federal, state and local taxes;

(xvi)        independent trustees’ fees and expenses;

(xvii)       costs of preparing and filing reports or other documents required by governmental bodies (including the SEC) and State Administrators;

(xviii)      costs of any reports, proxy statements or other notices to shareholders, including printing and other related costs;

(xix)        commissions and other compensation payable to brokers or dealers;

(xx)         the Fund’s allocable portion of the fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums;

(xxi)        outside legal expenses;

(xxii)       accounting expenses (including fees and disbursements and expenses related to the audit of the Fund and the preparation of the Fund’s tax information);

(xxiii)      direct costs and expenses of administration, including printing, mailing, long distance telephone, cellular phone and data service, copying, and staff; and

(xxiv)      all other expenses incurred by the Fund or the Administrator in connection with administering the Fund’s business, as set forth in the Administration Agreement.

(xxv)       In addition to the compensation paid to the Adviser pursuant to Section 3, the Fund shall reimburse the Adviser for all expenses of the Fund incurred by the Adviser as well as the actual cost of goods and services used for or by the Fund and obtained from entities not affiliated with the Adviser. The Adviser or its affiliates may be reimbursed for the administrative services performed by it or such affiliates on behalf of the Fund pursuant to any separate administration or co-administration agreement with the Adviser, the Administrator or their affiliates; however, no reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. Notwithstanding anything to the contrary in this Agreement, excluded from the allowable reimbursement shall be those items set forth in “Section 8.7. Reimbursement of Adviser” of the Declaration of Trust. From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. The Fund will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.

3.            Compensation of the Adviser. The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee and an incentive fee as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

(a)            Management Fee. The management fee is payable monthly in arrears at an annual rate of 1.25% of the value of the Fund’s net assets as of the beginning of the first calendar day of the month. For the first calendar month in which the Fund has operations, net assets, as defined by GAAP, will be measured as the beginning net assets as of the effective date of this Agreement.

(b)            Incentive Fee. The incentive fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Fund’s income and a portion is based on a percentage of the Fund’s capital gains, each as described below.

(i)            Incentive Fee on Pre-Incentive Fee Net Investment Income. The portion based on the Fund’s income is based on “pre-incentive fee net investment income.” “Pre-incentive fee net investment income” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Fund’s net assets in accordance with GAAP at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees).

Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as market or original issue discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized gains, realized losses or unrealized appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from pre-incentive fee net investment income.

Pre-incentive fee net investment income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

The Fund will pay the Adviser an incentive fee quarterly in arrears with respect to the Fund’s pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee based on pre-incentive fee net investment income in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.25%

•	100% of the dollar amount of the Fund’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than a rate of return of 1.4286% (5.714% annualized). This portion of the pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 1.4286%) is referred to as the “catch-up”; and

•	12.5% of the dollar amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds a rate of return of 1.4286% (5.714% annualized).

The fees that are payable under this Agreement for any partial period will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant quarter.

(ii)            Incentive Fee Based on Capital Gains. The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears.

The amount payable equals:

•	12.5% of cumulative realized gains from inception through the end of such calendar year, computed net of all realized losses and unrealized depreciation on a cumulative basis, as calculated in accordance with GAAP, less the aggregate amount of any previously paid capital gains incentive fees.

Notwithstanding the foregoing, if the Fund is required by GAAP to record an investment at its fair value as of the time of acquisition instead of at the actual amount paid for such investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the capital gains incentive fee, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (1) (x) the actual amount paid by the Fund for such investment plus (y) any amounts recorded in the Fund’s financial statements as required by GAAP that are attributable to the accretion of such investment plus (z) any other adjustments made to the cost basis included in the Fund’s financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (2) any amounts recorded in the Fund’ financial statements as required by GAAP that are attributable to the amortization of such investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such investment (as determined in accordance with GAAP) at the time of acquisition. In connection with the foregoing, in the event investments are purchased in a single transaction or series of related transactions for an aggregate purchase price without the Fund allocating such purchase price to specific investments, the Fund may assign a Contractual Cost Basis to a specific investment equal to such investment’s Pro Rata Share of such aggregate purchase price paid. “Pro Rata Share” means the resulting percentage determined using the amount at which a specific investment acquired in a single transaction or series of related transactions is recorded in the Fund’s financial statements at the time of acquisition according to GAAP divided by the total amount at which all investments acquired in the same transaction or series of related transactions are recorded in the Fund’s financial statements at the time of acquisition according to GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. In no event will the capital gains incentive fee payable pursuant to this Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof. If this Agreement shall terminate as of a date that is not a calendar year end, the termination shall be treated as though it were a calendar year end for purposes of calculating and paying a capital gains incentive fee.

4.            Excess Brokerage Commissions.

(a)            The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and constitutes the best net results for the Fund.

(b)            All Front End Fees (as defined in the Declaration of Trust) shall be reasonable and shall not exceed eighteen percent 18% of the gross proceeds of any offering, regardless of the source of payment and the percentage of gross proceeds of any offering committed to investment shall be at least eighty-two percent (82%). All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Fund, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

5.            Representations and Warranties.

(a)            The Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

(b)            The Adviser shall prepare or shall cause to be prepared and distributed to shareholders during each year by any reasonable means, including an electronic medium, the following reports of the Fund (either included in a periodic report filed with the SEC or distributed in a separate report) (i) within sixty (60) days of the end of each fiscal quarter, a copy of the Fund’s Quarterly Report on Form 10-Q filed by the Fund under the Exchange Act and (ii) within one hundred and twenty (120) days after the end of the Fund’s fiscal year, a copy of the Fund’s Annual Report on Form 10-K that shall include the information set forth in “Section 11.4. Shareholder Reports” of the Declaration of Trust.

(c)            From time to time and not less than quarterly, the Fund shall cause the Adviser to review the Fund’s accounts to determine whether cash distributions are appropriate. The Fund may, subject to authorization by the Board, distribute pro rata to the Fund’s shareholders funds that the Board deems unnecessary to retain in the Fund. The Board may from time to time authorize the Fund to declare and pay to the Fund’s shareholders such dividends or other distributions, in cash or other assets of the Fund or in securities of the Fund, including in shares of one class or series payable to the holders of the shares of another class or series, or from any other source as the Board in its discretion shall determine. Any such cash distributions to the Adviser shall be made only in conjunction with distributions to shareholders and only out of funds properly allocated to the Adviser’s account. All such cash distributions shall be made only out of funds legally available therefor pursuant to the Declaration of Trust and applicable state law, as amended from time to time.

(d)            The Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Fund of its equity securities into short-term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Fund and the nature, timing and implementation of any changes thereto pursuant to Section 1 of this Agreement; provided however, that the Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Adviser shall cause any proceeds of the offering of Fund securities not committed for investment within the later of two years from the date of effectiveness of the Registration Statement or one year from termination of the offering, unless a longer period is permitted by the applicable State Administrator, to be paid as a distribution to the shareholders of the Fund as a return of capital without deduction of a sales load.

6.            Limitations on the Employment of the Adviser. The services of the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, and nothing in this Agreement shall limit or restrict the right of any member, manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Fund’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Fund, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and shareholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, shareholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, shareholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

7.            Responsibility of Dual Trustees, Officers and/or Employees. If any person who is a member, manager, partner, officer or employee of the Adviser or the Administrator is or becomes a trustee, officer and/or employee of the Fund and acts as such in any business of the Fund, then such member, manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Fund, and not as a member, manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.            Limitation of Liability of the Adviser; Indemnification.

(a)            The Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser or its affiliates (the “Indemnified Parties”) shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services). The Fund shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. An Indemnified Party may consult with counsel and accountants in respect of the Fund’s affairs and shall be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care and such protection is permitted by applicable law, including the Investment Company Act. Notwithstanding the foregoing provisions of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). In addition, notwithstanding anything in this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Adviser or its controlling persons against, or entitle or be deemed to entitle the Adviser or its controlling persons to, indemnification in respect of, any liability to the Fund or its security holders to which the Adviser or its controlling persons would otherwise be subject by reason of negligence or misconduct in the performance of the Adviser’s and/or its controlling persons’ duties.

(b)            Notwithstanding Section 8(a) to the contrary, the Fund shall not provide for indemnification of an Indemnified Party pursuant to this Agreement for any liability or loss suffered by an Indemnified Party in violation of “Section 7.3. Indemnification” of the Declaration of Trust.

9.            Effectiveness, Duration and Termination of Agreement.

(a)            This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice by the Fund, by the vote of a majority of the outstanding voting securities of the Fund (as defined by the Investment Company Act) or by the vote of a majority of the trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party (“independent trustees”) or, on 120 days’ written notice, by the Adviser. In addition, if the Fund elects to continue its operations following termination of this Agreement by the Adviser, the Adviser shall pay all expenses incurred as a result of its withdrawal. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Sections 2 or 3 through the date of termination or expiration, and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b)            This Agreement shall continue in effect for two years from the date of the Initial Agreement, November 22, 2022, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the independent trustees, in accordance with the requirements of the Investment Company Act and any applicable guidance, interpretation or relief of the SEC or its staff.

(c)            This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

(d)            After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Fund within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, including any deferred fees. The Adviser shall promptly upon termination:

(i)            Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(ii)          Deliver to the Board all assets and documents of the Fund then in custody of the Adviser; and

(iii)         Cooperate with the Fund to provide an orderly management transition.

(e)            Without the approval of holders of a majority of the Shares entitled to vote on the matter, or such other approval as may be required under the mandatory provisions of any applicable laws or regulations, or other provisions of the Declaration of Trust, the Adviser shall not: (i) modify this Agreement except for amendments which do not materially alter or change the powers, preferences, or special rights of the Shares so as to affect them adversely; (ii) appoint a new Adviser (other than a sub-adviser pursuant to the terms of this Agreement and applicable law); (iii) sell all or substantially all of the Fund’s assets other than in the ordinary course of the Fund’s business; or (iv) except as otherwise permitted herein, voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Fund and would not materially alter or change the powers, preferences, or special rights of the Shares so as to affect them adversely.

(f)            The Fund may terminate the Adviser’s interest in the Fund’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Adviser’s interest, determined by agreement of the terminated Adviser and the Fund. If the Fund and the Adviser cannot agree upon such amount, the parties will submit to binding arbitration which cost will be borne equally by the Adviser and the Fund. The method of payment to the terminated Adviser must be fair and must protect the solvency and liquidity of the Fund.

10.            Conflicts of Interest and Prohibited Activities.

(a)            The Adviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Fund.

(b)            The Adviser agrees to the provisions set forth in “Section 10.5. Rebates, Kickbacks and Reciprocal Arrangements” of the Declaration of Trust.

(c)            The Adviser agrees to the provisions set forth in “Section 10.9. Commingling” of the Declaration of Trust.

11.           Amendments of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto, but the consent of the Fund must be obtained in conformity with the requirements of the Investment Company Act.

12.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13.           No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

14.           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

15.           Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16.           Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

17.           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

18.           Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings (including the Initial Agreement), both written and oral, between the parties with respect to such subject matter.

19.           Certain Matters of Construction.

(a)            The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section hereof shall include all subsections thereof.

(b)            Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c)            The word “including” shall mean including without limitation.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

ARES STRATEGIC INCOME FUND

By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer

ARES CAPITAL MANAGEMENT LLC

By:	/s/ Joshua M. Bloomstein
	Name:	Joshua M. Bloomstein
	Title:	Authorized Signatory

[Signature Page to Third Amended and Restated Investment Advisory and Management Agreement]